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                                                                       EXHIBIT 5

                                                June 4 , 1996


Prime Medical Services, Inc.
1301 Capital of Texas Highway
Suite C-300
Austin, Texas 78746

Ladies and Gentlemen:

        This firm has acted as counsel for Prime Medical Services, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of up to 11,393,326 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company pursuant to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on June 4, 1996 (the "Registration Statement"), by the Company and the stockholders of the Company described in the Prospectus included in the Registration Statement as the "Selling Stockholders."

        In reaching the opinions set forth herein, this firm has examined and is familiar with originals or copies, certified or otherwise, of such documents and records of the Company and such statutes, regulations and other instruments as we have deemed necessary or advisable for purposes of this opinion, including
(i) the Registration Statement, (ii) the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware, and
(iii) the By-Laws of the Company.

        This firm has assumed that (i) all information contained in all documents reviewed by this firm is true, correct and complete, (ii) all signatures on all documents reviewed by this firm are genuine, (iii) all documents submitted to this firm as originals are true and complete, (iv) all documents submitted to this firm as copies are true and complete copies of the originals thereof, and (v) all persons executing and delivering originals or copies of documents examined by this firm were competent to execute and deliver such documents.

        Based on the foregoing and having due regard for the legal considerations this firm deems relevant, this firm is of the opinion that the Shares have been duly authorized and, upon sale and delivery thereof and receipt by the Company and the Selling Stockholders of full payment therefor as contemplated in the Registration Statement, will be validly issued by the Company, fully paid and nonassessable.
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Prime Medical Services
June     , 1996
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Page 2



        This opinion is limited in all respects to the laws of the State of Texas, the Delaware General Corporation Law, and the federal laws of the United States of America. You should be aware that this firm is not admitted to practice law in the State of Delaware and the opinion herein as to the Delaware General Corporation Law is based solely upon the latest unofficial compilation thereof available to this firm.

        This opinion letter may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the Registration Statement, and in the Prospectus included in the Registration Statement, as having passed on the validity of the Shares. In giving this consent, this firm does not thereby admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                                 Very truly yours,

                                             /s/ Small, Craig & Werkenthin, P.C.